EXHIBIT 23

KB HOME AND CONSOLIDATED SUBSIDIARIES

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and

Stockholders of KB Home

      We consent to the incorporation by reference in the Registration Statements on Form S-8 pertaining to the 1986 Stock Option Plan (No. 33-11692), the 1988 Employee Stock Plan (No. 33-28624 and No. 333-49311), the 1998 Stock Incentive Plan, the Performance-Based Incentive Plan for Senior Management and the resale of certain shares by officers of the Company (No. 333-49309), the 401(k) Savings Plan (No. 333-49307) and the 1999 Incentive Plan, the 2001 Stock Incentive Plan and certain stock grants (No. 333-122277), and the Registration Statements on Form S-3 (No. 333-14977, No. 333-41549, No. 333-51825, No. 333-51825-01, No. 333-71630 and No. 333-120458), as amended, of KB Home of our report dated February 14, 2005, with respect to the consolidated financial statements of KB Home included in the Annual Report (Form 10-K) for the year ended November 30, 2004.

Los Angeles, California

February 14, 2005